Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

May 30, 2018

Monro, Inc.

200 Holleder Parkway

Rochester, New York 14615

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-34290, 333-151196, 333-63880, 333-173129 and 333-196783) of Monro, Inc. of our report dated May 30, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopersLLP

PricewaterhouseCoopers LLP

Rochester, New York

May 30, 2018